Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a director or officer, or both, of ALLTEL Corporation ("ALLTEL"), acting pursuant to authorization of the Board of Directors of ALLTEL, hereby appoints Scott T. Ford, Francis X. Frantz, and Jeffery R. Gardner, or any of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a director or officer, or both, of ALLTEL, to sign a Registration Statement on Form S-8 (or any successor form), together with all necessary exhibits, and any amendments (including post effective amendments) and supplements thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the registration of interests of the ALLTEL Corporation 401(k) Plan (the "Plan") and shares of ALLTEL common stock that are sold or deemed to be sold to the employee participants under the Plan, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

        IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of June, 2004.

/s/ Scott T. Ford Scott T. Ford	President, Chief Executive Officer and Director
/s/ Jeffery R. Gardner Jeffery R. Gardner	Executive Vice President—Chief Financial Officer (Principal Financial Officer)
/s/ Sharilyn S. Gasaway Sharilyn S. Gasaway	Controller (Principal Accounting Officer)
/s/ Joe T. Ford Joe T. Ford	Chairman and Director
/s/ John R. Belk John R. Belk	Director
/s/ William H. Crown William H. Crown	Director
/s/ Dennis E. Foster Dennis E. Foster	Director
/s/ Lawrence L. Gellerstedt, III Lawrence L. Gellerstedt, III	Director
/s/ Emon A. Mahony, Jr. Emon A. Mahony, Jr.	Director
/s/ John P. McConnell John P. McConnell	Director
/s/ Josie C. Natori Josie C. Natori	Director
/s/ Gregory W. Penske Gregory W. Penske	Director
/s/ Frank E. Reed Frank E. Reed	Director
/s/ Warren A. Stephens Warren A. Stephens	Director
/s/ Ronald Townsend Ronald Townsend	Director